Exhibit 10.26

EXECUTION COPY

AMENDMENT TO THE

NEW YORK STOCK EXCHANGE, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Amended and Restated As of June 1, 1999)

WHEREAS, New York Stock Exchange, Inc. (succeeded effective March 7, 2006 by New York Stock Exchange LLC, hereinafter referred to as the “Exchange”) constituted and established the New York Stock Exchange, Inc. Supplemental Executive Retirement Plan, which plan has been amended from time to time, and as amended and restated in its entirety effective as of June 1, 1999 and thereafter amended is hereinafter referred to as the “SERP”; and

WHEREAS, the Exchange authorized the permanent cessation of future benefit accruals of all active participants in the SERP to occur effective March 31, 2006; and

WHEREAS, the Exchange reserved the right to amend the SERP upon the terms and conditions therein set forth and now desires to amend the SERP.

NOW, THEREFORE, the SERP is amended, effective March 31, 2006, to read as follows:

1.             The preface to the SERP is amended by adding the following paragraph at the end thereof:

The SERP is now amended effective March 31, 2006, to freeze the future benefit accrual of every active Participant in the Plan.  As a result, no Participant shall accrue any additional benefits under the Plan after March 31, 2006.  In addition, effective after such date, the Plan shall be closed to new participants and no individual shall be eligible to commence participation in the Plan after such date.  Subject to the foregoing freeze of future benefit accruals, the Plan shall continue to remain in effect and shall be administered in accordance with its terms.

2.             Article III of the Plan is amended by adding immediately before Section 3.1 “Eligibility” the following new Section 3.1A:

3.1A        No New Participants.

Notwithstanding anything in this Plan to the contrary, no Eligible Employee shall become a new Participant in the Plan after March 31, 2006.

3.             Article V of the Plan is amended by adding immediately before Section 4.1 “General” the following new Section 5.1A:

5.lA         Freeze of Benefit Accruals for All Participants.

Notwithstanding any provision in this Plan to the contrary, the benefit accrual of each Participant under the Plan shall cease effective March 31, 2006.  As a result, no Participant shall earn any service for benefit accrual purposes after March 31, 2006 and the Compensation paid to any Participant after that date shall not be taken into account for benefit accrual purposes under the Plan.

IN WITNESS WHEREOF, the Exchange has caused this Amendment to be executed this 22nd  day of March, 2006.

NEW YORK STOCK EXCHANGE LLC

By:	/s/ DALE B. BERNSTEIN

Title:	EVP HR + CORP. SVCS.

ATTEST:

/s/ MARY YEAGER